UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event        July 14, 2000 (June 30, 2000)
reported)                                ---------------------------------------

                            ILLUMINET HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                    0-27555              36-4042177
--------------------------------------------------------------------------------
   (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)             File Number)        Identification No.)


4501 Intelco Loop, S.E., Lacey, Washington                       98503
--------------------------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including               (360) 493-6000
area code                                    -----------------------------------



                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 30, 2000, Illuminet Holdings, Inc. ("Illuminet") completed the previously announced acquisition of National Telemanagement Corporation ("NTC") pursuant to a merger of a wholly-owned subsidiary of Illuminet with and into NTC. NTC is a Dallas-based developer and provider of advanced application technologies for the wireless telecommunications industry, including prepaid services, real-time account management and unregistered nationwide roaming services.

      A total of 1,888,944 shares of Illuminet common stock were issued to the stockholders of NTC, and NTC employees exchanged pre-existing stock options for options to purchase 80,297 shares of Illuminet common stock. Five percent of the shares of Illuminet common stock issued to the stockholders of NTC, and 5% of the shares subject to options that were vested as of June 30, 2000, were placed in escrow as security for certain indemnities provided to Illuminet. Pursuant to the terms of the merger agreement, the escrow period will end no later than June 30, 2001. In addition, Illuminet assumed $3.9 million of NTC indebtedness. The transaction is being accounted for as a pooling of interests.

      For fiscal year 1999, NTC reported net earnings of $630 thousand, gross revenues of $28.3 million, and net revenues of $16.1 million which excludes pass through charges. Illuminet will continue to report NTC's revenues and cost of sales on a net basis excluding these charges.

      In conjunction with the acquisition, NTC will be a wholly-owned subsidiary of Illuminet, and its headquarters will remain in Dallas. George F. Lebus, who has been with NTC since 1990, will continue as President of NTC.

      The consideration paid by Illuminet for the acquisition was determined pursuant to arm's length negotiations between the parties and all consideration was paid in the form of newly issued shares of Illuminet common stock or options to purchase Illuminet common stock.

ITEM 5.  OTHER EVENTS.

      On July 5, 2000, the Company issued a press release announcing the completion of the previously announced acquisition of National Telemanagement Corporation. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

      (c)    EXHIBITS.  The following exhibits are filed herewith:

      2.1 Agreement and Plan of Merger, dated as of June 12, 2000, among Illuminet Holdings, Inc., Illuminet Telemanagement, Inc., and National Telemanagement Corporation.

      99.1   Press Release dated July 5, 2000.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date:  July 14, 2000
                                          ILLUMINET HOLDINGS, INC.


                                          By:/s/ Daniel E. Weiss
                                             Daniel E. Weiss, Vice President
                                             - Finance and Chief Financial
                                             Officer